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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 16, 2005

SHEER VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50929	Applied For
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

475 Howe Street
Suite 1030
Vancouver, British Columbia
Canada V6C 2B3
(Address of principal executive offices and Zip Code)

(604) 683-5061
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE CONTRACT

On May 16, 2005, D.B. Management Ltd., a corporation (the "Seller") owned and controlled by Doug Berry, the president of Sheer Ventures Inc. (the "Company") and owner of 2,000,000 shares of the Company's common stock, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Caroline Emma Thomson, Daniel Stephen Gaunt, Christopher Ian Harvey, Benjamin Vernon Weller, Julian David Mark Lane, and Philipp Buschmann (collectively referred to herein as the "Purchasers") wherein the Purchasers acquired 1,940,000 shares of common stock from the Seller. At the time of closing, the purchasers paid $0.10 per share for a total purchase price of $194,000. This was a private transaction with six (6) investors. The Stock Purchase Agreement contained representations and warranties which are customary in this type of transaction.

On May 16, 2005, the Company entered a Stock Exchange Agreement (the "Stock Exchange Agreement") with the shareholders of Ignis Petroleum Corporation, a Nevada corporation ("Ignis") whereby the Company agreed to exchange 1,600,000 shares of its newly issued restricted common stock in exchange for 1,600,000 shares of common stock of Ignis. The 1,600,000 shares of Ignis constitute all of the issued and outstanding shares of Ignis. As a result of this transaction, Ignis became a wholly owned subsidiary of the Company. Ignis is engaged in the business of oil and gas exploration, development and production. This was a private transaction with six (6) investors. The Stock Exchange Agreement contained representations and warranties which are customary in this type of transaction.

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

On May 16, 2005, by Stock Exchange Agreement dated May 11, 2005, the Company agreed to exchange 1,600,000 restricted shares of common stock in exchange for 1,600,000 shares of common stock of Ignis Petroleum Corporation, a Nevada corporation ("Ignis"). The 1,600,000 shares of Ignis constitutes all of the issued and outstanding shares of Ignis. Ignis is engaged in the business of oil and gas exploration, development and production. The shares were sold pursuant to the exemption provided for in Reg. S of the Securities Act of 1933.

ITEM 5.01     CHANGES IN CONTROL

On May 16, 2005, by Stock Purchase Agreement dated May 11, 2005, D.B. Management Ltd., a corporation (the "Seller") owned and controlled by Doug Berry, the president of Sheer Ventures Inc. (the "Company") entered into a contract with Caroline Emma Thomson, Daniel Stephen Gaunt, Christopher Ian Harvey, Benjamin Vernon Weller, Julian David Mark Lane, and Philipp Buschmann (collectively referred to herein as the "Purchasers") wherein the Purchasers acquired 1,940,000 shares of common stock from the Seller.

On May 16, 2005, by Stock Exchange Agreement dated May 11, 2005, the Company agreed to exchange 1,600,000 restricted shares of common stock in exchange for 1,600,000 shares of common stock of Ignis Petroleum Corporation, a Nevada corporation ("Ignis"). The 1,600,000 shares of Ignis constitutes all of the issued and outstanding shares of Ignis. Ignis is engaged in the business of oil and gas exploration, development and production.

After the foregoing transactions, the following persons owned more that 5% of the total outstanding shares of the Company's common stock:

	Name and Address of	Amount and Nature
Title of Class	Beneficial Owner	of Ownership	Percent of Class

Common Stock	Philipp Buschmann	764,000	11.24%
	122 Glouchester Terrace	Direct
Apt. 2
London, U.K. W26HP

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibit	Description

	10.1	Stock Exchange Agreement

	10.2	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of June, 2005.

SHEER VENTURES INC.

BY:	/s/ Doug Berry
Doug Berry, President, Chief Executive Officer,
and a member of the Board of Directors